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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126777) of Maidenform Brands, Inc. of our report dated March 7, 2006 relating to the financial statements, which appears in this Form 10-K.

We also hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126777) of Maidenform Brands, Inc. of our report dated April 21, 2005 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 29, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM